                                 Exhibit 11.1

                            Daw Technologies, Inc.

                        EARNINGS PER SHARE CALCULATION

                         Three Months ended June 30,

                                                 1996                           1995
                                      --------------------------     --------------------------
                                      Primary      Fully Diluted     Primary      Fully Diluted
                                      -------      -------------     -------      -------------
Average number of common shares
     outstanding during the period

     Common shares outstanding
     during the entire period         12,330,254     12,330,254     11,779,254     11,779,254

     Weighted average common shares
     issued during the period              7,616          7,616        286,000        286,000
                                     -----------    -----------    -----------    -----------

     Weighted average number of
     common shares outstanding        12,337,870     12,337,870     12,065,254     12,065,254

     Dilutive effect of common stock
     equivalents under stock warrants
     and options*                              -             -               -              -
                                     -----------    -----------    -----------    -----------

     Weighted average common and
     dilutive common equivalent
     shares outstanding               12,337,870     12,337,870     12,065,254     12,065,254
                                     -----------    -----------    -----------    -----------
                                     -----------    -----------    -----------    -----------

     Net earnings (loss) applicable to
     common stock                    $   654,000    $   654,000    $(1,440,000)  $ (1,440,000)
                                     -----------    -----------    -----------    -----------
                                     -----------    -----------    -----------    -----------

     Net earnings (loss) per common and
     dilutive common equivalent
     shares outstanding              $      0.05    $      0.05    $     (0.12)  $      (0.12)
                                     -----------    -----------    -----------    -----------
                                     -----------    -----------    -----------    -----------

     *Not included in this earnings per share calculation, since the total dilutive effect of all common stock equivalents calculated under the Treasury Stock Method is less than 3% for the three months ended June 30, 1996 and 1995.